UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2025

Lomond Therapeutics Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-56377	87-2959575
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 The Green Ste 8490 Dover, Delaware	19901
(Address of principal executive offices)	(Zip Code)

(212) 739-6400

(Registrant’s telephone number, including area code)

Venetian-1 Acquisition Corp.

55 NE 5th Ave.

Suite 401

Boca Raton, Florida 33432

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 13, 2025, Lomond Therapeutics Operating Corporation, a Delaware corporation (“Lomond OpCo”), a wholly-owned subsidiary of Lomond Therapeutics Holdings, Inc., a Delaware corporation (the “Company”) entered into two separate licensing agreements with Viriom, Inc. (“Viriom”), each as described in more detail below.

BCL-2 License Agreement

Lomond OpCo entered into a License Agreement with Viriom, whereby Viriom acquired exclusive rights in the Russian Federation to the BCL-2 inhibitor (the “BCL-2 Licensed Molecule”) for the treatment of chronic lymphoblastic leukemia and acute myeloid leukemia (“BCL-2 Indications”) as monotherapy or as co-administered in combination with small molecule drugs or biological drugs (the “BCL-2 Viriom License Agreement”).

Under the terms of the BCL-2 Viriom License Agreement, Lomond OpCo has granted Viriom an exclusive license, with the right to grant and authorize sublicenses, under Lomond OpCo’s patents and know-how to develop, test, make and use the BCL-2 Licensed Molecule to develop, test, make, have made, use, sell, offer for sale, import and otherwise exploit the product as it relates to the BCL-2 Indications during the term of the BCL-2 Viriom License Agreement.

As consideration for the BCL-2 Viriom License Agreement, Viriom has agreed to pay Lomond OpCo a percentage of net sales of certain products during certain royalty periods.

FLT-3 Viriom License Agreement

Lomond OpCo entered into a License Agreement with Viriom, whereby Viriom acquired exclusive rights in the Russian Federatoin to the FLT-3 inhibitor (the “FLT-3 Licensed Molecule”) for the treatment of Acute Myeloid Leukemia (“FLT-3 Indication”) as monotherapy or as co-administered in combination with small molecule drugs or biological drugs) (the “FLT-3 Viriom License Agreement”).

Under the terms of the FLT-3 Viriom License Agreement, Lomond OpCo has granted Viriom an exclusive license, with the right to grant and authorize sublicenses, under Lomond OpCo’s patents and know-how to develop, test, make and use the FLT-3 Licensed Molecule to develop, test, make, have made, use, sell, offer for sale, import and otherwise exploit the product as it relates to the FLT-3 Indication during the term of the FLT-3 Viriom License Agreement.

As consideration for the FLT-3 Viriom License Agreement, Viriom has agreed to pay Lomond OpCo a percentage of net sales of certain products during certain royalty periods.

Each of the License Agreements obligate Viriom to develop and commercialize the licensed products, at Viriom’s own cost and expense, and in the development and commercialization process, Viriom is obligated to meet certain milestones.

The foregoing description of the License Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of each of the License Agreements, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and is incorporated herein by reference.

Related Party Transactions

Entry into each of the License Agreements constitutes related party transactions as each of Nikolay Savchuk and Iain Dukes are interested parties given their respective relationships with Viriom. Nikolay Savchuk, an officer and director of the Company, is a director of Viriom, and indirectly holds a majority of shares of Viriom’s common stock. Iain Dukes, an officer and director of the Company, serves as a director of Viriom.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1*†	Exclusive License Agreement, dated February 13, 2025, by and between Lomond Therapeutics Operating Corporation and Viriom, Inc. (BCL-2 Viriom License Agreement).
10.2*†	Exclusive License Agreement, dated February 13, 2025, by and between Lomond Therapeutics Operating Corporation and Viriom, Inc. (FLT-3 Viriom License Agreement).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Certain annexes, schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any omitted attachment to the SEC on a confidential basis upon request.

†	Pursuant to Item 601(b)(10) of Regulation S-K, certain confidential portions of this exhibit have been omitted by means of marking such portions with asterisks as the identified confidential portions are both not material and are the type of information that the registrant treats as private or confidential. The registrant agrees to supplementally furnish an unredacted copy of this exhibit to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOMOND THERAPEUTICS HOLDINGS, INC.

Date: February 20, 2025	By:	/s/ Iain Dukes
Iain Dukes
Chief Executive Officer and Chairman

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